EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-47016, 333-53463, 333-69631, 333-86441 and 333-33918 and
Form S-3 Nos. 333-72659, 333-89525 and 333-34056) of Vitesse Semiconductor Corporation of our report dated January 14, 2000, with respect to the audited financial statements of Orologic, Inc. for the years ended December 31, 1999 and 1998, included in this Current Report on Form 8-K of Vitesse Semiconductor Corporation, dated March 31, 2000, as amended on June 6, 2000.


                                                      /s/ Ernst & Young LLP


Raleigh, North Carolina
June 5, 2000


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